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                                                                   EXHIBIT 10.22

                         FIRST EXCHANGE OPTION AGREEMENT

                FIRST EXCHANGE OPTION AGREEMENT (THE "AGREEMENT")

                          dated as of December 3l, 1997

   by and between American Pharmed Labs, Inc., a Delaware corporation ("APL"),

                                       and

   tbg Technologie-Beteiligungs-Gesellschaft mbh der Deutschen Ausgleichsbank,
                   a German limited liability company ("tbg"),

WHEREAS; on October 31, 1997 APL sold to certain investors certain shares of Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), and warrants to purchase additional shares of Series A Preferred Stock pursuant to a Series A Convertible Preferred Stock Purchase Agreement dated as of such date (the "Stock Purchase Agreement"), and

WHEREAS; tbg desires to participate in the financing contemplated by the Stock Purchase Agreement but cannot currently do so due to restrictions and constraints currently applicable to it, and

WHEREAS; instead of participating in such Series A Preferred Stock financing tbg acquired an equity interest in APL's subsidiary, Pharmed Labs GmbH, a German limited liability company ("Pharmed GmbH"), in the amount of 8.59 % of the nominal share capital of Pharmed GmbH, and

WHEREAS; APL is the holder of the remaining share capital of Pharmed GmbH, and

WHEREAS; tbg and APL desire to provide for the exchange of all of tbg's equity interest in Pharmed GmbH for shares of Series A Preferred Stock in certain circumstances;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement; the Parties agree as follows:

1.    Exchange of Securities

(a) APL shall have the right, (i) at any time after November 1, 1998, or (ii) in connection with the occurrence of a Triggering Event (as hereafter defined), to require tbg to exchange all of tbg's equity interest in Pharmed GmbH, (the "GmbH Share") for 829,901 shares of Series A Preferred Stock (the "Series A Share"). The term "Triggering Event" shall mean (i) a sale of all or substantially all of the assets of APL; (ii) a sale of more than 50% in voting power of the

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      outstanding equity securities of APL; (iii) a merger or consolidation involving APL in which the stockholders of APL immediately before such merger or consolidation do not own, immediately after such merger or consolidation, capital stock or other equity interests of the surviving corporation or entity representing more than 50 % of the voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding at such time; (iv) the automatic conversion of the Series A Preferred Stock pursuant to Article FOURTH, Section 2 of APL's Certificate of Incorporation; (v) a public offering of APL's Common Stock, $.01 par value per share (the "Common Stock") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which the public offering price per share is not less than $8.08 and the gross proceeds to APL arte not less than $15,000,000.00; or (vi) a transfer by tbg of the GmbH Share, with or without consideration.

(b) tbg shall have the right, at any time after the date hereof and on or before the occurrence of a Triggering Event, to require APL to issue the Series A Shares, or the shares of APL Common Stock issuable upon conversion of the Series A Shares pursuant to Article FOURTH, Section 2 of APL's Certificate of Incorporation if the outstanding Series A Preferred Stock has previously been converted into Common Stock, in exchange for the GmbH Share.

(c) The rights of APL and tbg under this Section 1 are hereafter referred to as the "Exchange Option."

2.    Adjustments in Securities

      In the event that after the date hereof there shall be any stock dividend, stock split, reverse stock split, combination of shares, reclassification or other similar event with respect to the Series A Preferred Stock, the number of shares of Series A Preferred Stock issuable upon exercise of the Exchange Option in exchange for the GmbH Share shall be proportionately adjusted, and the term "Series A Shares" shall be deemed to mean such number as so adjusted. In addition, if the Exchange Option is being exercised in connection with a Triggering Event; then at the option of APL the cash, securities or other property that would be issuable upon exchange or conversion of the Series A Shares in connection with the closing of such Triggering Event may be issued to tbg directly in exchange for the GmbH Share instead of the Series A Shares.

3.    Exercise of Exchange Option; Closing

(a) The party desiring to exercise the Exchange Option shall give the other party written notice of its intention to exercise the Exchange Option (the "Exercise Notice").

(b) A closing (the "Exchange Option Closing") with respect to the exercise of the Exchange Option shall be held on such date as may be agreed upon by APL and

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      tbg but in any event (i) in the case of any exercise of the Exchange
      Option in connection with the occurrence of a Triggering Event, not later than the closing of the Triggering Event, unless APL otherwise agrees in writing, and (ii) in all other cases, not later than twenty (20) business days after the date of the Exchange Notice, unless both parties otherwise agree in writing. At the Exchange Option Closing:

            (i) if necessary, tbg shall make all declarations, conclude all agreements, render all resolutions and take all further actions necessary to transfer the GmbH Share to APL, free and clear of all liens, claims and encumbrances;

            (ii) tbg shall deliver to APL a certificate dated the Exchange Option Closing date and confirming, as of the Exchange Option Closing date, its representations and warranties as set forth in Section 5;

            (iii) APL shall deliver to tbg a stock certificate representing the
                  Series A Shares; and

            (iv) APL shall give notice to Pharmed GmbH of the transfer of the GmbH Share from tbg to APL having become effective upon satisfaction of the condition provided for under the agreement attached hereto as Exhibit 4(a) in accordance with Section 16 German Code on Limited Liability Companies ("GmbHGesetz").

4.    Restrictions on Transfer

(a) As of the date hereof tbg and APL will enter into a separate agreement in the form attached hereto as Exhibit 4(a) providing for the assignment of the GmbH Share by tbg to APL such assignment becoming effective with the Exchange Option Closing and being conditional upon the delivery of the stock certificate pursuant to Section 3 (b)(iii) hereof.

(b) For so long as the Exchange Option remains in effect, tbg shall not transfer the GmbH Share, with or without consideration, without the prior written consent of APL.

(c) If tbg desires to transfer the GmbH Share, with or without consideration, while the Exchange Option remains in effect, tbg shall immediately give written notice to APL, specifying;

            (i) the address and registered office, if any, of the prospective transferee;

            (ii) the purchase price, if any, or other consideration to be paid or given for the intended transfer;

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            (iii) the date for the closing of such intended transfer;

            (iv) the representations and warranties, if any, made or to be made by tbg in connection with the intended transfer.

(d) tbg agrees that for a period of up to one hundred eighty (180) days from the effective date of any registration of securities of APL under the Securities Act (upon request of APL or the underwriters managing any underwritten offering of APL's securities), tbg will not sell, make any short sale or loan or grant any option for the purchase of, or otherwise dispose of any GmbH Share, Series A Shares, shares of Common Stock or other securities of APL or Pharmed GmbH held by tbg without the prior written consent of APL or such underwriters, as the case may be.

(e) Any purported transfer of the GmbH Share in violation of this Section 4 shall be null and void and Pharmed GmbH shall not be required to record on its books any such purported transfer or to recognize the purported transferee as the owner of the GmbH Share.

5.    Representations and Warranties of tbg

      tbg represents and warrants to APL as follows:

      (a) (i) The individual executing this Agreement on behalf of tbg has been duly authorized to execute and deliver this Agreement;

           (ii)  the signature of such individual is binding upon tbg;

           (iii) tbg is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement;

           (iv) and the execution and delivery of this Agreement will not result in the violation of, constitute a breach or default under, or conflict with, any term or provision of the Charter, Bylaws, or other governing document of tbg or any material agreement judgment, decree, order, statute or regulation by which it is bound or applicable to it.

(b) tbg is acquiring the GmbH Share, and upon any exercise of the Exchange Option will be acquiring the Series A Shares, for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act;

(c) tbg understand that the GmbH Share has not been, and the Series A Shares and the shares of Common Stock issuable upon conversion of the Series A Shares will not, be registered under the Securities Act or any state securities law, by reason of

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      their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or subsequent disposition thereof is exempt from registration. tbg further understands that such exemption depends upon, among other things, the bona fide nature of tbg's investment intent expressed herein. tbg acknowledges that the certificates for the Series A Shares and the shares of the Common Stock issuable upon conversion thereof shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued.

(d) tbg has not been formed for the specific purpose of acquiring the GmbH Share or the Series A Shares. tbg understands the term "accredited investor" as used in Regulation D promulgated under the Securities Act and represents and warrants that it is an "accredited investor."

(e) tbg has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. tbg is able to bear the economic risk of such investment, including a complete loss of the investment.

(f) tbg acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of APL and Pharmed GmbH concerning its investment in the GmbH Share and the Series A Shares, and to obtain any additional information which it desires regarding APL and Pharmed GmbH.

(g) tbg understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to tbg) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, that such exemption is not currently available and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

6.    Representations and Warranties of APL

      APL represents and warrants to tbg as follows:

      (a)   (i) The individual executing this Agreement on behalf of APL has been duly authorized to execute and deliver this Agreement;

            (ii)  the signature of such individual is binding upon APL;

            (iii) APL is duly organized, validly existing and in good standings in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement;

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            (iv)  and the execution and delivery of this Agreement will not result in the violation of, constitute a breach or default under, or conflict with, any term or provision of the Charter, Bylaws, or other governing document of APL or any material agreement, judgment decree, order, statute or regulation by which it is bound or applicable to it.

(b)   The entire authorized capital stock of APL consists of:

            (i)   20,000,000.00 shares of Common Stock; and

            (ii) 5,049,507 shares of Series A Convertible Preferred Stock, par value $.01 per start ( the "Series A Preferred Stock").

(c) The number of shares of Common Stock and Series A Preferred Stock that are issued and outstanding, held as treasury shares or issuable upon the exercise of outstanding options, warrants, convertible securities or rights to purchase such capital stock as of the date hereof is as set forth in Exhibit 6 (c).

7.    Amendment of Articles of Association of Pharmed Labs GmbH

(a) In the event that the holders of shares of Series A Preferred Stock shall be entitled to be paid first out of the assets of APL available for distribution for holders of APL's capital stock of all classes the amount per share of the Series A Preferred Stock had all shares of Preferred Stock been converted to Common Stock immediately prior to an event of liquidation, dissolution or winding up, plus all dividends declared but unpaid on each share of the Series A Preferred Stock to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up, the amount of DEM 63.829,79 payable to tbg per DEM 100.00 of the nominal amount of the GmbH Share pursuant to Section 5 of the Articles of Association of Pharmed GmbH as amended shall be adjusted; the respective provisions of Section 2 of APL's certificate of incorporation shall apply accordingly.

(b) In the event of a merger or consolidation of Pharmed GmbH into or with another corporation (except one in which the holders of capital stock of Pharmed Labs GmbH immediately prior to such merger or consolidation continue to hold at least 80 % in voting power of the capital stock of the surviving corporation) or the sale of all or substantially all of the assets of Pharmed GmbH the parties hereto agree that the proceeds from such transaction shall be distributed among them in accordance with
      Section 6 of the articles of association of Pharmed GmbH. Whenever the distributions shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property which shall be in the case of shares registered at a stock exchange the stock price quoted on the effective date of the transfer of the consideration paid or in the case of other property as determined by the auditor of Pharmed GmbH.

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8.    Expenses

      Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

9.    Survival of Agreements

      All covenants, agreements, representations anti warranties made herein or in any agreement, certificate or instruments delivered to APL or tbg, as the case may be, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

10.   Parties in Interest

      All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the receptive successors and assigns of the parties hereto whether so expressed or not.

11.   Notices

      All notices, requests, consents and other communications hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by facsimile or DHL, Federal Express, or any other recognized express international courier service; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(a) if to APL:

            American Pharmed Labs, Inc.
            270 Sylvan Avenue
            Englewood Cliffs, NJ 07632
            USA
            Attention: President
            Fax: (201) 575 - 9244

(b) if to tbg:

            tbg-Techno1ogie-Beteiligungsgesellschaft mbH
            der Deutschen Ausgleichsbank
            Ludwig-Erhard-Platz I-3
            53170 Bonn Bad Godesberg
            Germany
            Fax: 0228-831-2493

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12.   Governing Law

      This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, USA, without regard to its principles of conflicts of laws.

13.   Entire Agreement

      This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, commitments, agreements and understandings among them with respect thereto.

14.   Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.   Amendments and Waivers

      This Agreement may be amended or modified, and provisions hereof may be waived, only with the written consent of APL and tbg.

16.   Titles and Subtitles

      The title and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any provision of this Agreement.

17.   No Waiver, Cumulative Remedies

      No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any other remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, agreement or otherwise.

18.   Specific Enforcement

      Each party expressly agrees that a violation of this Agreement by such party could not be adequately compensated by money damages alone and the parties agree that they will not claim an adequate remedy at law. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, and/or decree for specific performance, in accordance with the provisions hereof.

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In witness whereof, APL and tbg have executed this Agreement as of the day and year first above written,

                                   American Pharmed Labs, Inc.

                                   by: /s/ Henrik Aagaard
                                       -------------------------------------
                                   tbg Technologie-Beteiligungs-Gesellschaft mbH
                                   der Deutschen Ausgleichsbank

                                   by: ______________________________________

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